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                                                                   EXHIBIT 5.1

                        [Letterhead of Graham & James LLP]




                              September 30, 1998


Hawaiian Natural Water Company, Inc.
248 Mokauea Street
Honolulu, Hawaii 96819

Gentlemen:

     We have acted as special counsel to Hawaiian Natural Water Company, Inc., a Hawaii corporation (the "Company"), in connection with the preparation of a registration statement (the "Registration Statement") on Form S-8 relating to an aggregate of up to 1,000,000 shares of Common Stock, no par value, of the Company (collectively, the "Option Shares"), issuable upon the exercise of options (the "Options") which may be granted from time to time under the Company's 1998 Stock Option Plan (the "Plan").

    In connection with the opinion expressed herein, we have examined, among other things, certified copies of the Company's Articles of Incorporation and By-Laws, as amended to date, as well as records of corporate proceedings and other actions taken by the Company in connection with the establishment of the Plan. We have also examined the Plan documents, including the form of Option Agreements (each an "Option Agreement") pursuant to which Options may be granted.

     Based upon our examination of the foregoing, and such other matters of fact or law as we have deemed necessary for purposes hereof, it is our opinion that:

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Hawaiian Natural Water Company, Inc.
September 30, 1998
Page 2

     When issued and paid for upon exercise of the Options in accordance with the terms and conditions of the Plan and the applicable Option Agreement, the Option Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            GRAHAM & JAMES LLP

                                            By: /s/ Richard P. Manson
                                                ---------------------
                                                Richard P. Manson,
                                                Of Counsel